Exhibit 99.2

Table 1: PG&E Corporation Business Priorities 2009

• Improve reliability

• Improve safety and human performance

• Deliver on budget, on plan, and on purpose

• Drive customer satisfaction

• Champion effective regulatory and legislative policies

Table 2: Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)
Third Quarter and Year-to-Date, 2009 vs. 2008
(in millions, except per share amounts)

	Three months ended September 30,				Nine months ended September 30,

	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2009	2008	2009	2008	2009	2008	2009	2008

PG&E Corporation Earnings from Operations (1)	$358	$304	$0.93	$0.83	$919	$821	$2.41	$2.24
Items Impacting Comparability: (2)
Tax benefit (3)	10	-	0.03	-	66	-	0.18	-
Recovery of hydro divestiture costs (4)	-	-	-	-	28	-	0.07	-
Accelerated work on gas system (5)	(16)	-	(0.04)	-	(32)	-	(0.08)	-
Severance costs (6)	(34)	-	(0.09)	-	(34)	-	(0.09)	-
PG&E Corporation Earnings on a GAAP basis	$318	$304	$0.83	$0.83	$947	$821	$2.49	$2.24

1.	“Earnings from Operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in accordance with GAAP.

3.
For the three and nine months ended September 30, 2009, PG&E Corporation recognized $10 million and $66 million, after-tax, respectively, for the interest and state tax benefit related to the federal tax refund, as a result of the approval by the Joint Committee of Taxation of deferred gain treatment for power plant sales in 1998 and 1999.

4.
For the nine months ended September 30, 2009, PG&E Corporation recognized $28 million, after-tax, related to the California Public Utilities Commission’s (“CPUC”) authorized recovery of costs previously incurred in connection with the Utility’s hydroelectric generation facilities.

5.
For the three and nine months ended September 30, 2009, PG&E Corporation incurred $16 million and $32 million, after-tax, respectively, for costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

6.
For the three and nine months ended September 30, 2009, PG&E Corporation accrued $34 million, after-tax, of severance costs related to the reduction of approximately 2% percent of the Utility’s workforce.

Table 3: Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for Common Stock in Accordance with GAAP
Third Quarter and Year-to-Date, 2009 vs. 2008
(in millions)

	Three months ended September 30,		Nine months ended September 30,

	Earnings		Earnings
	2009	2008	2009	2008
Pacific Gas and Electric Company Earnings from Operations (1)	$374	$318	$929	$860
Items Impacting Comparability: (2)
Tax benefit (3)	26	-	82	-
Recovery of hydro divestiture costs (4)	-	-	28	-
Accelerated work on gas system (5)	(16)	-	(32)	-
Severance costs (6)	(34)	-	(34)	-
Pacific Gas and Electric Company Earnings on a GAAP basis	$350	$318	$973	$860

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in accordance with GAAP.

3.
For the three and nine months ended September 30, 2009, Pacific Gas and Electric Company recognized $26 million and $82 million, after-tax, respectively, for the interest and state tax benefit related to the tax refund, as a result of the approval by the Joint Committee of Taxation of deferred gain treatment for power plant sales in 1998 and 1999.

4.
For the nine months ended September 30, 2009, Pacific Gas and Electric Company recognized $28 million, after-tax, related to the CPUC’s authorized recovery of costs previously incurred in connection with the Utility’s hydroelectric generation facilities.

5.
For the three and nine months ended September 30, 2009, Pacific Gas and Electric Company incurred $16 million and $32 million, after-tax, respectively, for costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

6.
For the three and nine months ended September 30, 2009, Pacific Gas and Electric Company accrued $34 million, after-tax, of severance costs related to the reduction of approximately 2% of the Utility’s workforce.

Table 4: Key Drivers of PG&E Corporation Earnings per Common Share (“EPS”) from Operations
Third Quarter and Year-to-Date, 2009 vs. 2008
($/Share, Diluted)

Q3 2008 EPS from Operations (1)	$0.83

Increase in rate base revenues	0.06
Expenses for statewide and local initiatives (3)	0.03
Environmental remediation	0.01
Uncollectibles expense, net	0.01
Core procurement incentive mechanism	0.01
Miscellaneous items	0.02

Increase in shares outstanding	(0.04)
Q3 2009 EPS from Operations (1)	$0.93

Q3 2008 YTD EPS from Operations (1)	$2.24

Increase in rate base revenues	0.19
Storm and outage expenses (2)	0.07
Expenses for statewide and local initiatives (3)	0.03

Environmental remediation	(0.01)
Uncollectibles expense, net	(0.01)
Increase in shares outstanding	(0.08)
Miscellaneous items	(0.02)
Q3 2009 YTD EPS from Operations (1)	$2.41

1.	See Table 2 for a reconciliation of EPS from operations to EPS on a GAAP basis.
2.	Costs incurred due to storms and outages in 2008 with no similar costs in 2009.
3.	Costs incurred related to spending on statewide and local ballot initiatives in 2008 with no similar costs in 2009.

Table 5: PG&E Corporation Share Statistics
Third Quarter, 2009 vs. 2008
(shares in millions, except per share amounts)

	Third Quarter 2009	Third Quarter 2008	% Change

Common Stock Data

Book Value per share – end of period (1)	$26.26	$24.19	8.56%

Weighted average common shares outstanding, basic	370	357	3.64%
Employee share-based compensation	2	1	100%
Weighted average common shares outstanding, diluted	372	358	3.91%
9.5% Convertible Subordinated Notes (participating securities)	16	19	(15.79%)
Weighted average common shares outstanding and participating securities, diluted	388	377	2.92%

1.    Common shareholders’ equity per common share outstanding at period end (includes the effect of participating securities).

Source:  PG&E Corporation’s Condensed Consolidated Financial Statements and the Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Table 6: Operational Performance Metrics
Third Quarter Year-to-Date Actual 2009 vs. Targets 2009

			2009
		Percentage Weight (1)	Q3 YTD Actual	Q3 YTD Target	EOY Target

1.	Earnings From Operations (in millions)	50%	$919	See note (2)	See note (2)

2.	Customer Satisfaction & Brand Health Index	17.5%	76.9	76.1	76.1

3.	Reliable Energy Delivery	17.5%	1.373	1.380	1.000

4.	Employee Engagement Premier Survey	5%	See note (3)	See note (3)	69.5%

5.	Safety Performance	10%	2.554	2.755	2.755

1. Represents weighting used in calculating PG&E Corporation Short-Term Incentive Plan performance for management employees.

2. Internal target not publicly disclosed but is consistent with publicly disclosed guidance for 2009 EPS from operations of $3.15-$3.25.

3. The Employee Engagement Premier Survey will be administered in November 2009 with results available in January 2010.

DEFINITIONS OF 2009 OPERATIONAL PERFORMANCE METRICS FROM TABLE 6:

1.	Earnings From Operations:

Earnings from operations measures PG&E Corporation’s earnings power from ongoing core operations.  It allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability).  The measurement is not in accordance with GAAP.  For a reconciliation of earnings from operations to earnings in accordance with GAAP, see Tables 2 and 3 above.

The 2009 target for earnings from operations is not publicly reported but is consistent with PG&E Corporation’s publicly disclosed guidance range provided for 2009 EPS from operations of $3.15-$3.25.  For a reconciliation of 2009 EPS guidance on an earnings from operations basis to a GAAP basis, see Table 8.

2.	Customer Satisfaction & Brand Health Index:

The Customer Satisfaction & Brand Health Index is a combination of a Customer Satisfaction Score, which has a 75 percent weighting, and a Brand Favorability Score, which has a 25 percent weighting in the composite.  The Customer Satisfaction Score is a measure of overall satisfaction with PG&E’s operational performance in delivering services such as reliability, pricing of services, and customer service experience.  The Brand Favorability Score is a measure of the overall favorability towards the PG&E brand, and measures the emotional connection that customers have with the brand, and is based on assessing perceptions regarding PG&E’s images, such as trust, heritage, and social responsibility.  The Customer Satisfaction & Brand Health Index measures residential, small business, and medium business customer perceptions with weightings of 60 percent for residential customers and 40 percent for business customers.  A higher index score indicates better performance in customer satisfaction and brand health.

3.	Reliable Energy Delivery:

Reliable Energy Delivery Index is a composite of three categories outlined below.  Overall, these metrics provide a balanced view on the number and duration of electric system unplanned interruptions and performance improvement in the re-survey of the gas system.  A higher index score indicates better performance in reliable energy delivery.

1. System Average Interruption Frequency Index (SAIFI)
2. Customer Average Interruption Duration Index (CAIDI)
3. Gas Leak Re-Survey

4.	Employee Engagement Premier Survey:

The Employee Index is derived by averaging the percent favorable responses to 40 survey items. A higher index score indicates better performance in employee engagement.

5.	Safety Performance:

The Occupational Safety & Health Administration (OSHA) Recordable Rate measures the number of OSHA Recordable injuries, illnesses, or exposures that (1) satisfy OSHA requirements for recordability, and (2) occur in the current year.  In general, an injury must result in medical treatment beyond first aid or result in work restrictions, death, or loss of consciousness to be OSHA Recordable.  The rate measures how frequently OSHA Recordable cases occur for every 200,000 hours worked, or for approximately every 100 employees.  A lower OSHA rate indicates better safety performance.

Table 7: Pacific Gas and Electric Company Operating Statistics
Third Quarter and Year-to-Date, 2009 vs. 2008

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Electric Sales (in millions kWh)
Residential	8,796	8,937	23,546	24,033
Commercial	9,064	9,252	24,636	25,693
Industrial	3,886	4,344	11,046	12,022
Agricultural	2,253	2,157	4,594	4,372
BART, public street, and highway lighting	209	245	619	664
Other electric utilities	1	-	1	1
Sales from Energy Deliveries	24,209	24,935	64,442	66,785

Total Electric Customers at September 30			5,137,969	5,134,259

Bundled Gas Sales (in millions MCF)
Residential	23	24	143	153
Commercial	10	11	43	49
Total Bundled Gas Sales	33	35	186	202
Transportation Only	182	165	418	437
Total Gas Sales	215	200	604	639

Total Gas Customers at September 30			4,265,190	4,263,133

Sources of Electric Energy (in millions kWh)
Utility Generation
Nuclear	4,310	4,391	12,372	12,249
Hydro (net)	2,361	2,195	6,994	6,220
Fossil	860	111	2,193	393
Total Utility Generation	7,531	6,697	21,559	18,862
Purchased Power
Qualifying Facilities	3,853	3,874	11,135	12,179
Irrigation Districts	995	842	2,350	1,809
Other Purchased Power	5,208	8,740	13,806	23,031
CAISO Purchases/Sales, net	2,468	105	4,947	(466)
Total Net Purchased Power	12,524	13,561	32,238	36,553

Delivery from DWR	3,879	3,752	9,799	10,124

Delivery to Direct Access Customers	1,524	1,627	4,193	4,685

Other (includes energy loss)	(1,249)	(702)	(3,347)	(3,439)

Total Electric Energy Delivered	24,209	24,935	64,442	66,785

Diablo Canyon Performance
Overall capacity factor (including refuelings)	88%	89%	85%	91%
Refueling outage period	None	None	1/25/09-3/24/09	2/3/08-4/12/08
Refueling outage duration during the period (days)	None	None	58.0	68.9

Table 8: PG&E Corporation EPS Guidance

2009 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.15	$3.25

Estimated Items Impacting Comparability (1)
Tax benefit (2)	0.18	0.18
Recovery of hydro divestiture costs (3)	0.07	0.07
Accelerated work on gas system (4)	(0.16)	(0.14)
Severance costs (5)	(0.11)	(0.09)
Estimated EPS on a GAAP Basis	$3.13	$3.27

2010 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.35	$3.50
Estimated Items Impacting Comparability	-	-
Estimated EPS on a GAAP Basis	$3.35	$3.50

2011 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.65	$3.85
Estimated Items Impacting Comparability	-	-
Estimated EPS on a GAAP Basis	$3.65	$3.85

1.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in accordance with GAAP.
2.
In June 2009, the Joint Committee of Taxation approved deferred gain treatment for power plant sales in 1998 and 1999.  This amount recognizes the interest and state tax benefit related to the tax refund.

3.	On April 16, 2009, the CPUC authorized recovery of costs previously incurred in connection with the Utility’s hydroelectric generation facilities.
4.	Costs to perform accelerated system-wide gas integrity surveys and associated remedial work.
5.	Severance costs related to the reduction of approximately 2% of the Utility’s workforce.

Management’s statements regarding 2009, 2010, and 2011 guidance for earnings from operations per common share for PG&E Corporation, Pacific Gas and Electric Company’s (“Utility”) estimated rate base for 2009, 2010, and 2011, and general sensitivities for 2009, 2010, and 2011 earnings constitute forward-looking statements that are based on current expectations and assumptions which management believes are reasonable.  These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside management’s control.  Actual results may differ materially.  Factors that could cause actual results to differ materially include:

•	the Utility’s ability to manage capital expenditures and its operating and maintenance expenses within authorized levels;

•	the outcome of pending and future regulatory proceedings and whether the Utility is able to timely recover its costs through rates;

•
the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets, including the ability of the Utility and its counterparties to post or return collateral;

•
explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and computer systems, and similar events that may occur while operating and maintaining an electric and natural gas system in a large service territory with varying geographic conditions, that can cause unplanned outages, reduce generating output, damage the Utility’s assets or operations, subject the Utility to third party claims for property damage or personal injury, or result in the imposition of civil, criminal, or regulatory fines or penalties on the Utility;

•
the impact of storms, earthquakes, floods, drought, wildfires, disease, and similar natural disasters, or acts of terrorism that affect customer demand, or that damage or disrupt the facilities, operations, or information technology and computer systems, owned by the Utility, its customers, or third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology including the development of alternative energy sources, or other reasons;

•
operating performance of the Utility’s two nuclear generating units at the Diablo Canyon Power Plant (“Diablo Canyon”), the availability of nuclear fuel, the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•
whether the Utility can maintain the cost savings that it has recognized from operating efficiencies that it has achieved and identify and successfully implement additional sustainable cost-saving measures;

•	whether the Utility incurs substantial expense to improve the safety and reliability of its electric and natural gas systems;

•	whether the Utility achieves the CPUC’s energy efficiency targets and recognizes any incentives that the Utility may earn in a timely manner;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•
the impact of changing wholesale electric or gas market rules, including the impact of future changes ordered by the Federal Energy Regulatory Commission that will be incorporated into the new day-ahead, hour-ahead, and real-time wholesale electricity markets established by the California Independent System Operator to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

•	the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

•	the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations; and

•	other factors and risks discussed in PG&E Corporation’s and the Utility’s 2008 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Table 9: Rate Base - Pacific Gas and Electric Company

	2008	2009	2010	2011
	Recorded	Estimated	Estimated	Estimated
Total Weighted Average Rate Base (in billions)	$18.2	$20.1 - $ 20.3	$22.1 - $ 22.4	$24.3 - $ 25.4

The rate base estimates for 2009, 2010, and 2011 and the forecast of capital expenditures that the estimates are based on are forward-looking statements that are subject to various risks and uncertainties, including whether the amount and timing of actual expenditures are consistent with the forecasted amount and timing. Actual results may differ materially. For a discussion of the factors that may affect future results, see Table 8.

Table 10: General Earnings Sensitivities for 2009, 2010, and 2011
PG&E Corporation and Pacific Gas and Electric Company

Variable	Description of Change	Estimated 2009 Earnings Impact	Estimated 2010 Earnings Impact	Estimated 2011 Earnings Impact

Rate base	+/- $100 million change in rate base (1)	+/- $6 million	+/- $6 million	+/- $6 million

Return on equity (“ROE”)	+/- 0.1% change in allowed ROE	+/- $11 million	+/- $12 million	+/-$13 million

Share count	+/- 1% change in average shares	-/+ $0.03 per share	-/+ $0.03 per share	+/- $.04 per share

Revenues	+/- $7 million change in at-risk revenue (pre-tax), including Electric Transmission and California Gas Transmission	+/- $0.01 per share	+/- $0.01 per share	+/-$.01 per share

1.    Assumes earning an 11.45% combined CPUC and FERC authorized weighted average return on 52% equity portion of capital structure.

These general earnings sensitivities that may affect 2009, 2010, and 2011 earnings are forward-looking statements that are based on various assumptions that may prove to be inaccurate.  Actual results may differ materially.  For a discussion of the factors that may affect future results, see Table 8.

Table 11: Cash Flow Sources and Uses
Year-to-Date 2009
PG&E Corporation Consolidated
(in millions)

Cash and Cash Equivalents, December 31, 2008	$219

Sources of Cash
Cash from operations	$2,807
Decrease in restricted cash	732
Proceeds from issuance of long-term debt	1,193
Proceeds from issuance of short-term debt	499
Common stock issued	211
Other	14
$5,456

Uses of Cash
Capital expenditures	$3,022
Investments in and proceeds from nuclear decommissioning trusts, net	42
Repayments of commercial paper, net	290
Long-term debt matured	909
Energy recovery bonds matured	273
Common stock dividends paid	435
Other	4
$4,975

Cash and Cash Equivalents, September 30, 2009	$700

Source:  PG&E Corporation’s Condensed Consolidated Statement of Cash Flows included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Table 12: PG&E Corporation and Pacific Gas and Electric Company’s Consolidated Cash Position
Third Quarter, 2009 vs. 2008
(in millions)

	2009	2008	Change

Cash Flow from Operating Activities (YTD September 30)
PG&E Corporation	$113	$(28)	$141
Pacific Gas and Electric Company	2,694	2,220	474
	$2,807	$2,192	$615

Consolidated Cash Balance (at September 30)
PG&E Corporation	$189	$194	$(5)
Pacific Gas and Electric Company	511	57	454
	$700	$251	$449

Consolidated Restricted Cash Balance (at September 30)
PG&E Corporation	$-	$-	$-
Pacific Gas and Electric Company (1)	579	1,344	(765)
	$579	$1,344	$(765)

1. Includes $10 million and $19 million of restricted cash classified as Other Noncurrent Assets – Other in the Condensed Consolidated Balance Sheets at September 30, 2009 and 2008, respectively.

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarters ended September 30, 2009 and 2008.

Table 13: PG&E Corporation and Pacific Gas and Electric Company’s Long-Term Debt
Third Quarter 2009 vs. Year-End 2008
(in millions)

	Balance at
	September 30, 2009	December 31, 2008
PG&E Corporation
Convertible subordinated notes, 9.50%, due 2010	$247	$280
Less: current portion	(247)	-
Total convertible subordinated notes	-	280
Senior notes, 5.75%, due 2014	350	-
Unamortized discount	(2)	-
Total senior notes	348	280
Total PG&E Corporation long-term debt	348	280
Utility
Senior notes:
3.60% due 2009	-	600
4.20% due 2011	500	500
6.25% due 2013	400	400
4.80% due 2014	1,000	1,000
5.625% due 2017	700	700
8.25% due 2018	800	800
6.05% due 2034	3,000	3,000
5.80% due 2037	700	700
6.35% due 2038	400	400
6.25% due 2039	550	-
Less: current portion	-	(600)
Unamortized discount, net of premium	(27)	(22)
Total senior notes	8,023	7,478
Pollution control bonds:
Series 1996 C, E, F, 1997 B, variable rates(1), due 2026(2)	614	614
Series 1996 A, 5.35%, due 2016	200	200
Series 2004 A-D, 4.75%, due 2023	345	345
Series 2008 A-D, variable rates, due 2016 and 2026	-	309
Series 2008 F and G, 3.75%(3), due 2018 and 2026	95	95
Series 2009 A-D, variable rates(4), due 2016 and 2026(5)	309	-
Less: current portion	(95)	-
Total pollution control bonds	1,468	1,563
Total Utility long-term debt, net of current portion	9,491	9,041
Total consolidated long-term debt, net of current portion	$9,839	$9,321

(1) At September 30, 2009, interest rates on these bonds and the related loans ranged from 0.25% to 0.35%.
(2) Each series of these bonds is supported by a separate letter of credit which expires on February 24, 2012. Although the stated maturity date is 2026, each series will remain outstanding only if the Utility extends or replaces the letter of credit related to the series or otherwise obtains a consent from the issuer to the continuation of the series without a credit facility.

(3) These bonds bear interest at 3.75% per year through September 19, 2010, are subject to mandatory tender on September 10, 2010, and may be remarketed in a fixed or variable rate mode.
(4) At September 30, 2009, interest rates on these bonds and the related loans ranged from 0.24% to 0.34%.
(5) Each series of these bonds is supported by a separate direct-pay letter of credit which expires on October 29, 2011. The Utility may choose to provide a substitute letter of credit for any series of these bonds, subject to a rating requirement.

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Table 14: PG&E Corporation and Pacific Gas and Electric Company Repayment Schedule and Interest Rates - Long-Term Debt and Energy Recovery Bonds as of September 30, 2009
(in millions, except interest rates)

	2009	2010	2011	2012		2013	Thereafter	Total
LONG-TERM DEBT:
PG&E Corporation
Average fixed interest rate	-	9.50%	-	-		-	5.75%	7.30%
Fixed rate obligations	$-	$247	$-	$-		$-	$350	$597
Utility
Average fixed interest rate	-	3.75%	4.20%	-		6.25%	6.01%	5.89%
Fixed rate obligations	$-	$95	$500	-		$400	$7,695	$8,690
Variable interest rate as of September 30, 2009	-	-	0.21%	0.18%		-	-	0.19%
Variable rate obligations	$-	$-	$309 (1)	$614	(2)	$-	$-	$923
Total consolidated long-term debt	$-	$342	$809	$614		$400	$8,045	$10,210

1.
These bonds, due in 2016-2026, are backed by a direct-pay letter of credit which expires on October 29, 2011.  The bonds will be subject to a mandatory redemption unless the letter of credit is extended or replaced or the issuer consents to the continuation of these series without a credit facility.  Accordingly, the bonds have been classified for repayment purposes in 2011.

2.
The $614 million pollution control bonds, due in 2026, are backed by letters of credit which expire on February 24, 2012.  The bonds will be subject to a mandatory redemption unless the letters of credit are extended or replaced.  Accordingly, the bonds have been classified for repayment purposes in 2012.

ENERGY RECOVERY BONDS (1):	2009	2010	2011	2012	Total
Utility
Average fixed interest rate	4.43%	4.49%	4.59%	4.66%	4.57%
Energy recovery bonds	$ 97	$ 386	$ 404	$ 423	$ 1,310

1.
These bonds were issued by PG&E Energy Recovery Funding LLC (“PERF”), a wholly owned consolidated subsidiary of Pacific Gas and Electric Company.  The proceeds were used by PERF to purchase from Pacific Gas and Electric Company the right, known as "recovery property," to be paid a specified amount from a dedicated rate component.  While PERF is a wholly owned subsidiary of Pacific Gas and Electric Company, it is legally separate from Pacific Gas and Electric Company.  The assets, including recovery property, of PERF are not available to creditors of PG&E Corporation or Pacific Gas and Electric Company, and recovery property is not legally an asset of PG&E Corporation or Pacific Gas and Electric Company.

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Table 15: Pacific Gas and Electric Company
Docket Numbers of Selected Regulatory Cases

Name	Brief Description	Docket Number

Proposed Electric Distribution Reliability Program (Cornerstone Improvement Program)
The Utility has requested the CPUC to authorize $2.1 billion in capital expenditures and operating and maintenance expense associated with the Utility’s proposed electric distribution reliability program over a six-year period beginning in 2010 through 2016.  The requested amounts are incremental to amounts previously authorized for recovery in the 2007 General Rate Case and are incremental to amounts the Utility intends to request in its 2011 General Rate Case.  Hearings were completed in August 2009, and a final decision is scheduled to be issued in January 2010.

A.08-05-023
SmartGrid Order Instituting Rulemaking	CPUC proceeding to consider the development of SmartGrid technologies in California.	R.08-12-009
Energy Efficiency Order Instituting Rulemaking Post-2005
CPUC proceeding to establish incentive ratemaking mechanisms for implementation of the California utilities’ energy efficiency programs and to resolve the utilities’ claims for 2006-2008 shareholder incentives.  On May 21, 2009, the CPUC was asked to approve a proposed settlement agreement that would resolve the utilities’ incentive claims based on 2006-2008 program performance.  On October 15, 2009, in accordance with the process established by the current incentive ratemaking mechanism, the CPUC adopted the Energy Division’s second Verification Report of the utilities’ 2006-2008 program performance.  The CPUC has not determined how or if the second Interim Verification Report or additional scenarios prepared by the Energy Division will be used in determining the incentive claim.  A CPUC decision is expected by December 2009.

R.09-01-019 D.08-12-059
Photovoltaic Program
The Utility has requested the CPUC to approve a proposal to develop up to 250 MW of Utility-owned renewable generation resources based on solar photovoltaic (“PV”) technology and to execute power purchase agreements for up to 250 MW of PV projects to be developed by independent power producers.

A.09-02-019
SmartMeterTM Program Upgrade Application	On March 12, 2009, the CPUC approved the Utility’s request to upgrade elements of the SmartMeterTM program and to recover additional costs of $466.8 million related to the upgrade program.	A.07-12-009 D.09-03-026
Application to Recover Hydroelectric Generation Facility Divestiture Costs
On April 16, 2009, the CPUC authorized the Utility to recover approximately $47 million, including approximately $12 million of interest, for costs incurred in connection with the Utility’s efforts to determine the market value of its hydroelectric generation facilities in 2000 and 2001.

A.08-04-022 D.09-04-033
Gas Transmission & Storage
On September 18, 2009, the Utility filed an application with the CPUC for the 2011 Gas Transmission & Storage Rate Case that will determine rates, terms, and conditions of the Utility’s gas transmission and storage services beginning January 1, 2011.  A final decision is expected in late 2010.

A.09-09-013

Table 15 (continued): Pacific Gas and Electric Company
Docket Numbers of Selected Regulatory Cases

Name	Brief Description	Docket Number

Retirement Plan Contribution Application	On September 10, 2009, the CPUC approved an all-party settlement that provides fixed pension-related revenue requirements for 2011, 2012, and 2013.	D.09-09-020
Request for New Generation Offers and Potential New Utility-Owned Generation
The Utility conducted a request for offers (“RFO”) for 800 to 1,200 MW of dispatchable and operationally flexible new generation resources to be on-line no later than May 2015. The Utility executed several contracts following the RFO which were submitted to the CPUC for approval on April 1, 2009, and on September 30, 2009.  One of the contracts is a proposal for a third party to develop a 586 MW natural gas fired facility to be transferred to, and operated by, the Utility following completion.

R.06-02-013 A.09-04-001 A.09-09-021
Cost of Capital Mechanism
Responding to a joint request filed by the Utility and the CPUC’s Division of Ratepayer Advocates, on October 15, 2009, the CPUC authorized the Utility to maintain its 11.35% ROE through 2010 and its capital structure through 2012.  The ROE is subject to the previously adopted cost of capital mechanism that the CPUC extended through 2012.  The Utility’s next cost of capital application will be due in April 2012 with any changes to take effect on January 1, 2013.

D.08-05-035 D.09-10-016
Transmission Owner (“TO”) 12 Rate Case
On July 30, 2009, the Utility filed its TO 12 rate case at the FERC, requesting a retail transmission revenue requirement of $946 million. The filing was accepted by FERC on September 30, 2009, making the rates effective on March 1, 2010, subject to settlement procedures and refund.  A final decision is expected in the second or third quarter of 2010.

ER09-1521-000
2011 General Rate Case (“GRC”)
On July 20, 2009, the Utility submitted a draft of the Utility’s 2011 application along with a notice indicating that the Utility intends to file the application in December 2009.  In the 2011 GRC, the CPUC will determine the amount of base revenues that the Utility may collect in rates to recover costs for the Utility’s gas and electric distribution and electric generation operations for the period 2011 to 2013.  A CPUC decision is expected to be issued near the end of 2010.
Notice of Intent (NOI) filed July 20, 2009 Application to be filed in December 2009

Discussion of these regulatory cases is included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, and PG&E Corporation and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2008.

Table 16: PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating Revenues
Electric	$2,630	$2,880	$7,610	$8,039
Natural gas	605	794	2,250	2,946
Total operating revenues	3,235	3,674	9,860	10,985
Operating Expenses
Cost of electricity	997	1,282	2,763	3,406
Cost of natural gas	134	351	879	1,613
Operating and maintenance	1,047	983	3,144	3,010
Depreciation, amortization, and decommissioning	450	419	1,298	1,240
Total operating expenses	2,628	3,035	8,084	9,269
Operating Income	607	639	1,776	1,716
Interest income	1	23	27	82
Interest expense	(174)	(178)	(533)	(550)
Other income (expense), net	23	(14)	63	(4)
Income Before Income Taxes	457	470	1,333	1,244
Income tax provision	136	163	376	413
Net Income	321	307	957	831
Preferred stock dividend requirement of subsidiary	3	3	10	10
Income Available for Common Shareholders	$318	$304	$947	$821
Weighted Average Common Shares Outstanding, Basic	370	357	367	356
Weighted Average Common Shares Outstanding, Diluted	388	358	386	357
Net Earnings Per Common Share, Basic	$0.84	$0.83	$2.53	$2.25
Net Earnings Per Common Share, Diluted	$0.83	$0.83	$2.49	$2.24
Dividends Declared Per Common Share	$0.42	$0.39	$1.26	$1.17

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Table 17: PG&E Corporation
Condensed Consolidated Balance Sheets
(in millions)

	(Unaudited)
	Balance At
(in millions)	September 30, 2009	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$700	$219
Restricted cash	569	1,290
Accounts receivable:
Customers (net of allowance for doubtful accounts of $68 million in 2009 and $76 million in 2008)	1,609	1,751
Accrued unbilled revenue	807	685
Regulatory balancing accounts	882	1,197
Inventories:
Gas stored underground and fuel oil	141	232
Materials and supplies	204	191
Income taxes receivable	58	120
Prepaid expenses and other	640	718
Total current assets	5,610	6,403
Property, Plant, and Equipment
Electric	29,875	27,638
Gas	10,524	10,155
Construction work in progress	1,767	2,023
Other	15	17
Total property, plant, and equipment	42,181	39,833
Accumulated depreciation	(13,997)	(13,572)
Net property, plant, and equipment	28,184	26,261
Other Noncurrent Assets
Regulatory assets	5,931	5,996
Nuclear decommissioning funds	1,870	1,718
Income taxes receivable	506	-
Other	450	482
Total other noncurrent assets	8,757	8,196
TOTAL ASSETS	$42,551	$40,860

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Table 17 (continued): PG&E Corporation
Condensed Consolidated Balance Sheets
(in millions, except share amounts)

	(Unaudited)
	Balance At
(in millions, except share amounts)	September 30, 2009	December 31, 2008
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$500	$287
Long-term debt, classified as current	342	600
Energy recovery bonds, classified as current	382	370
Accounts payable:
Trade creditors	864	1,096
Disputed claims and customer refunds	816	1,580
Regulatory balancing accounts	629	730
Other	370	343
Interest payable	794	802
Income taxes payable	589	-
Deferred income taxes	172	251
Other	1,491	1,567
Total current liabilities	6,949	7,626
Noncurrent Liabilities
Long-term debt	9,839	9,321
Energy recovery bonds	928	1,213
Regulatory liabilities	4,152	3,657
Pension and other postretirement benefits	2,221	2,088
Asset retirement obligations	1,545	1,684
Income taxes payable	-	35
Deferred income taxes	4,321	3,397
Deferred tax credits	90	94
Other	2,092	2,116
Total noncurrent liabilities	25,188	23,605
Commitments and Contingencies
Equity
Shareholders’ Equity
Preferred stock, no par value, authorized 80,000,000 shares, $100 par value, authorized 5,000,000 shares, none issued	-	-
Common stock, no par value, authorized 800,000,000 shares, issued 370,877,751 common and 670,552 restricted shares in 2009 and issued 361,059,116 common and 1,287,569 restricted shares in 2008	6,265	5,984
Reinvested earnings	4,097	3,614
Accumulated other comprehensive loss	(200)	(221)
Total shareholders’ equity	10,162	9,377
Noncontrolling Interest – Preferred Stock of Subsidiary	252	252
Total equity	10,414	9,629
TOTAL LIABILITIES AND EQUITY	$42,551	$40,860

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Table 18: PG&E Corporation
Condensed Consolidated Statements of Cash Flows
(in millions)

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	(Unaudited)
	Nine Months Ended
	September 30,
(in millions)	2009	2008
Cash Flows from Operating Activities
Net income	$957	$831
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	1,455	1,388
Allowance for equity funds used during construction	(71)	(51)
Deferred income taxes and tax credits, net	301	482
Other changes in noncurrent assets and liabilities	61	87
Effect of changes in operating assets and liabilities:
Accounts receivable	20	(181)
Inventories	78	(153)
Accounts payable	(159)	(100)
Disputed claims and customer refunds	(700)	-
Income taxes receivable/payable	658	177
Regulatory balancing accounts, net	226	(94)
Other current assets	27	(123)
Other current liabilities	(50)	(68)
Other	4	(3)
Net cash provided by operating activities	2,807	2,192
Cash Flows from Investing Activities
Capital expenditures	(3,022)	(2,691)
Decrease (increase) in restricted cash	732	(3)
Proceeds from nuclear decommissioning trust sales	1,177	1,121
Purchases of nuclear decommissioning trust investments	(1,219)	(1,161)
Other	14	(41)
Net cash used in investing activities	(2,318)	(2,775)
Cash Flows from Financing Activities
Net borrowings under revolving credit facility	-	283
Net (repayment) issuance of commercial paper, net of discount of $3 million in 2009 and $9 million in 2008	(290)	524
Proceeds from issuance of short-term debt, net of issuance costs of $1 million in 2009	499	-
Proceeds from issuance of long-term debt, net of premium, discount, and issuance costs of $16 million in 2009 and $2 million in 2008	1,193	693
Long-term debt matured or repurchased	(909)	(454)
Energy recovery bonds matured	(273)	(260)
Common stock issued	211	150
Common stock dividends paid	(435)	(406)
Other	(4)	(41)
Net cash (used in) provided by financing activities	(8)	489
Net change in cash and cash equivalents	481	(94)
Cash and cash equivalents at January 1	219	345
Cash and cash equivalents at September 30	$700	$251

Table 18 (continued): PG&E Corporation
Condensed Consolidated Statements of Cash Flows
(in millions)

Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest, net of amounts capitalized	$ (493)	$ (449)
Income taxes, net	437	146
Supplemental disclosures of noncash investing and financing activities
Common stock dividends declared but not yet paid	$ 156	$ 140
Capital expenditures financed through accounts payable	229	224
Noncash common stock issuances	50	6

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Table 19: Pacific Gas and Electric Company
Condensed Consolidated Statements of Income
(in millions)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating Revenues
Electric	$2,630	$2,880	$7,610	$8,039
Natural gas	605	794	2,250	2,946
Total operating revenues	3,235	3,674	9,860	10,985
Operating Expenses
Cost of electricity	997	1,282	2,763	3,406
Cost of natural gas	134	351	879	1,613
Operating and maintenance	1,047	982	3,143	3,009
Depreciation, amortization, and decommissioning	450	419	1,298	1,239
Total operating expenses	2,628	3,034	8,083	9,267
Operating Income	607	640	1,777	1,718
Interest income	3	20	29	77
Interest expense	(162)	(170)	(501)	(528)
Other income (expense), net	16	(2)	52	24
Income Before Income Taxes	464	488	1,357	1,291
Income tax provision	111	167	374	421
Net Income	353	321	983	870
Preferred stock dividend requirement	3	3	10	10
Income Available for Common Stock	$350	$318	$973	$860

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Table 20: Pacific Gas and Electric Company
Condensed Consolidated Balance Sheets
(in millions)

	(Unaudited)
	Balance At
	September 30, 2009	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$511	$52
Restricted cash	569	1,290
Accounts receivable:
Customers (net of allowance for doubtful accounts of $68 million in 2009 and $76 million in 2008)	1,609	1,751
Accrued unbilled revenue	807	685
Related parties	2	2
Regulatory balancing accounts	882	1,197
Inventories:
Gas stored underground and fuel oil	141	232
Materials and supplies	204	191
Income taxes receivable	63	25
Prepaid expenses and other	635	705
Total current assets	5,423	6,130
Property, Plant, and Equipment
Electric	29,875	27,638
Gas	10,524	10,155
Construction work in progress	1,767	2,023
Total property, plant, and equipment	42,166	39,816
Accumulated depreciation	(13,983)	(13,557)
Net property, plant, and equipment	28,183	26,259
Other Noncurrent Assets
Regulatory assets	5,931	5,996
Nuclear decommissioning funds	1,870	1,718
Related parties receivable	26	27
Income taxes receivable	518	-
Other	365	407
Total other noncurrent assets	8,710	8,148
TOTAL ASSETS	$42,316	$40,537

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Table 20 (continued): Pacific Gas and Electric Company
Condensed Consolidated Balance Sheets
(in millions, except share amounts)

	(Unaudited)
	Balance At
	September 30, 2009	December 31, 2008
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	$500	$287
Long-term debt, classified as current	95	600
Energy recovery bonds, classified as current	382	370
Accounts payable:
Trade creditors	864	1,096
Disputed claims and customer refunds	816	1,580
Related parties	14	25
Regulatory balancing accounts	629	730
Other	371	325
Interest payable	777	802
Income tax payable	612	53
Deferred income taxes	177	257
Other	1,289	1,371
Total current liabilities	6,526	7,496
Noncurrent Liabilities
Long-term debt	9,491	9,041
Energy recovery bonds	928	1,213
Regulatory liabilities	4,152	3,657
Pension and other postretirement benefits	2,170	2,040
Asset retirement obligations	1,545	1,684
Income taxes payable	-	12
Deferred income taxes	4,353	3,449
Deferred tax credits	90	94
Other	2,057	2,064
Total noncurrent liabilities	24,786	23,254
Commitments and Contingencies
Shareholders’ Equity
Preferred stock without mandatory redemption provisions:
Nonredeemable, 5.00% to 6.00%, outstanding 5,784,825 shares	145	145
Redeemable, 4.36% to 5.00%, outstanding 4,534,958 shares	113	113
Common stock, $5 par value, authorized 800,000,000 shares, issued 264,374,809 shares in 2009 and 2008	1,322	1,322
Additional paid-in capital	3,022	2,331
Reinvested earnings	6,597	6,092
Accumulated other comprehensive loss	(195)	(216)
Total shareholders’ equity	11,004	9,787
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$42,316	$40,537

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Table 21: Pacific Gas and Electric Company
Condensed Consolidated Statements of Cash Flows
(in millions)

PACIFIC GAS AND ELECTRIC COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	(Unaudited)
	Nine Months Ended
	September 30,
(in millions)	2009	2008
Cash Flows from Operating Activities
Net income	$983	$870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	1,439	1,388
Allowance for equity funds used during construction	(71)	(51)
Deferred income taxes and tax credits, net	274	470
Other changes in noncurrent assets and liabilities	95	55
Effect of changes in operating assets and liabilities:
Accounts receivable	20	(179)
Inventories	78	(153)
Accounts payable	(151)	(85)
Disputed claims and customer refunds	(700)	-
Income taxes receivable/payable	534	208
Regulatory balancing accounts, net	226	(94)
Other current assets	26	(125)
Other current liabilities	(62)	(80)
Other	3	(4)
Net cash provided by operating activities	2,694	2,220
Cash Flows from Investing Activities
Capital expenditures	(3,022)	(2,691)
Decrease (increase) in restricted cash	732	(3)
Proceeds from nuclear decommissioning trust sales	1,177	1,121
Purchases of nuclear decommissioning trust investments	(1,219)	(1,161)
Other	7	21
Net cash used in investing activities	(2,325)	(2,713)
Cash Flows from Financing Activities
Net borrowings under revolving credit facility	-	283
Net (repayment) issuance of commercial paper, net of discount of $3 million in 2009 and $9 million in 2008	(290)	524
Proceeds from issuance of short-term debt, net of issuance costs of $1 million in 2009	499	-
Proceeds from issuance of long-term debt, net of premium, discount, and issuance costs of $12 million in 2009 and $2 million in 2008	847	693
Long-term debt matured or repurchased	(909)	(454)
Energy recovery bonds matured	(273)	(260)
Preferred stock dividends paid	(10)	(10)
Common stock dividends paid	(468)	(426)
Equity contribution	688	90
Other	6	(31)
Net cash provided by financing activities	90	409
Net change in cash and cash equivalents	459	(84)
Cash and cash equivalents at January 1	52	141
Cash and cash equivalents at September 30	$511	$57

Table 21 (continued): Pacific Gas and Electric Company
Condensed Consolidated Statements of Cash Flows
(in millions)

Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest, net of amounts capitalized	$(481)	$(436)
Income taxes, net	297	138
Supplemental disclosures of noncash investing and financing activities
Capital expenditures financed through accounts payable	$229	$224

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.